POWER OF ATTORNEY




The undersigned directors of BorgWarner Inc. (the "Corporation")hereby appoint Timothy M. Manganello as their true and lawful attorney-in-fact, with full power forand on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendmentsor post-effective amendments thereto) relating to the BorgWarner Diversified Transmission Products Inc., Muncie Plant Local 287 Retirement Investment Plan.

This Power of Attorney automatically ends upon the termination of Mr. Manganello's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 2nd day of July, 2004.


/s/ Jere A. Drummond                    /s/ Andrew F. Brimmer
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JERE A. DRUMMOND                        ANDREW F. BRIMMER

/ William E. Butler                     /s/ Ernest J. Novak, Jr.
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 WILLIAM E. BUTLER                      ERNEST J. NOVAK, JR.

/s/ Paul E. Glaske                      /s/ John Rau
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PAUL E. GLASKE                          JOHN RAU

/s/ Alexis P. Michas                    /s/ Phyllis O. Bonanno
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ALEXIS P. MICHAS                        PHYLLIS O. BONANNO